SUBSIDIARIES OF THE REGISTRANT

EXHIBIT 21.1



Name of Subsidiary of Aearo Corporation          State or Other Jurisdiction of
                                                 Incorporation
---------------------------------------          ----------------------------

Aearo Company                                    Delaware
Cabot Safety Intermediate Corporation            Delaware
CSC FSC, Inc.                                    Virgin Islands
Aearo Canada Ltd.                                Canada
Aearo SRL                                        Italy
Aearo Proteccion Laboral SA                      Spain
Aearo SARL                                       France
Aearo do Brasil Ltda.                            Brazil
Aearo Peltor AB                                  Sweden
Peltor Holding AB                                Sweden
Peltor LP Invest AB                              Sweden
Peltor AB                                        Sweden
Aearo Ltd.                                       United Kingdom
Peltor Ltd.                                      United Kingdom
Aearo GMBH                                       Germany
Peltor SARL                                      France
Peltor Forvaltnings AB                           Sweden
Peltor Communications A/S                        Norway
Peltor AG                                        Switzerland